                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11 (c) or
                 Rule 14a-12

                            NATROL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                 N/A
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement no.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  NATROL, INC.
                              21411 PRAIRIE STREET
                              CHATSWORTH, CA 91311

                                                                    May 16, 2000

Dear Stockholder:

    You are cordially invited to attend the 2000 Annual Meeting (the "Annual Meeting") of Stockholders of Natrol, Inc., a Delaware corporation (the "Company"), to be held on Tuesday, June 13, 2000, at 9:00 am, local time, at THE CHATSWORTH HOTEL, 9777 Topanga Canyon Boulevard, Chatsworth, California.

    The Annual Meeting has been called for the purpose of:

    1.  electing three Class II Directors for three-year terms;

    2. considering and voting upon a proposal to approve an amendment (the "Plan Amendment") to the Company's Amended and Restated 1996 Stock Option and Grant Plan (the "Option Plan"); and

    3. considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on May 1, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Directors of the Company and "FOR" the proposal to approve the Plan Amendment.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          Elliott Balbert
                                          CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                          PRESIDENT

                                  NATROL, INC.
                              21411 PRAIRIE STREET
                              CHATSWORTH, CA 91311
                                 (818) 739-6000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting (the "Annual Meeting") of Stockholders of Natrol, Inc. (the "Company") will be held on June 13, 2000, at 9:00 a.m., local time, at THE CHATSWORTH HOTEL, 9777 Topanga Canyon Boulevard, Chatsworth, California for the purpose of considering and voting upon:

    1.  The election of three Class II Directors for three-year terms;

    2. A proposal to approve an amendment (the "Plan Amendment") to the Company's Amended and Restated 1996 Stock Option and Grant Plan (the "Option Plan"); and

    3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on May 1, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          Eve Dery Mendoza,
                                          SECRETARY

Chatsworth, California
May 16, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                  NATROL, INC.
                              21411 PRAIRIE STREET
                              CHATSWORTH, CA 91311
                                 (818) 739-6000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2000

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Natrol, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on June 13, 2000, at 9:00 a.m., local time, at THE CHATSWORTH HOTEL, 9777 Topanga Canyon Boulevard, Chatsworth, California, and any adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

       1. The election of three Class II Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2003, and until their respective successors are duly elected and qualified;

       2. A proposal to approve an amendment (the "Plan Amendment") to the Company's Amended and Restated 1996 Stock Option and Grant Plan (the "Option Plan"); and

       3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about May 16, 2000 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on May 1, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock (the "Common Stock") at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 13,374,765 shares of Common Stock outstanding and entitled to vote at the Annual Meeting andapproximately 21 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

    The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as described below) will be counted as present in determining the presence of a quorum. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve each proposal, other than the election of directors, which requires a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and approving the Plan Amendment and will not, therefore, affect the outcome of either proposal. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED

PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" APPROVAL OF THE PLAN AMENDMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS AND THE APPROVAL OF THE PLAN AMENDMENT, WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

    The Annual Report to Stockholders of the Company, including financial statements for the year ended December 31, 1999, is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of seven members and is divided into three classes, with two Directors in Class I, three Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

    At the Annual Meeting, three Class II Directors will be elected to serve until the annual meeting of stockholders in 2003 and until such Director's successors are duly elected and qualified. The Board of Directors has nominated Kraig Kitchen and P. Andrews McLane for re-election as a Class II Director and has nominated Dennis Griffin to replace David Laufer, a current Class II Director whose term is expiring with the 2000 Annual Meeting. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of P. Andrews McLane and Kraig Kitchin and the election of Dennis Griffin as Directors. The nominees have agreed to stand for election and to serve, if elected, as Directors. However, if the person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

INFORMATION REGARDING DIRECTORS

    Set forth below is certain information regarding the Directors of the Company, including the Class II Directors who have been nominated for the election at the Annual Meeting, based on information furnished by him to the Company.

                                                                         DIRECTOR
NAME                                                            AGE       SINCE
----                                                          --------   --------
CLASS I--TERM EXPIRES 2002
Dennis R. Jolicoeur.........................................     51       1996
Norman Kahn(1)(2)...........................................     68       1995

CLASS II--TERM EXPIRES 2003
P. Andrews McLane*(1)(2)....................................     52       1996
Kraig Kitchin*(2)...........................................     38       1999
Dennis Griffin*.............................................     56      nominee

CLASS III--TERM EXPIRES 2001
Elliott Balbert.............................................     54       1980
Dennis DeConcini(2).........................................     62       1999

------------------------

*   Nominee for election or re-election.

(1) Member of Audit Committee.

(2) Member of the Compensation Committee.

    The principal occupation and business experience for at least the last five years for each Director of the Company and each nominee is set forth below.

    Mr. Jolicoeur joined the Company as Chief Financial Officer, Treasurer and Executive Vice President in July 1996 and has served as a director of the Company since that date. From October 1993 to June 1996, Mr. Jolicoeur was a principal of Gardiner & Rauen, Inc., an investment banking firm. In 1980
Mr. Jolicoeur founded Lighthouse Press, Inc. ("Lighthouse"), and actively managed Lighthouse until 1989. In 1993, Mr. Jolicoeur and other investors acquired Naiman Printing, Inc. ("Naiman"). Mr. Jolicoeur became President of each of Lighthouse and Naiman in August 1994 following the dismissal of the then-acting President of each company. Naiman and Lighthouse filed voluntary petitions under Chapters 7 and 11, respectively, of the federal bankruptcy code in September 1996. Lighthouse emerged from bankruptcy in March 1999 whereupon Mr. Jolicoeur resigned all positions with the company. Mr. Jolicoeur has served as a director of the Company since April 1995.

    Mr. Kahn has served as a director of the Company since April 1995.
Mr. Kahn, a private investor, is a Managing Director of the San Marino Financial Group, an investment banking firm he founded in 1993.

    Mr. McLane has served as a director of the Company since September 1996. He has been at TA Associates, Inc. or its predecessor since 1979, where he is Senior Managing Director and a member of the firm's Executive Committee.
Mr. McLane is also a director of Affiliated Managers Group, Inc., an investment management company, and several private companies, including Altamira Investment Services, Inc., Questia Media, Inc. and United Pet Group, Inc.

    Mr. Kitchin has served as a director of the Company since December 1999. He is the President/ CEO as well as one of the founders of Premiere Radio networks. Premiere Radio Networks, which was launched in 1987, is a subsidiary of Clear Channel which syndicates radio programs.

    Mr. Griffin is the president of Endocrine Sciences, Inc. He became president of Endocrine Sciences, Inc. in 1996. He joined Endocrine Sciences, Inc in 1974 and has occupied a number of positions including Marketing Director and Vice President.

    Mr. DeConcini has served as a director of the Company since December 1999. Mr. DeConcini is a partner in the lobbying firm of Parry, Romani and DeConcini. He served as the U.S. Senator from Arizona from 1977 to 1995.

    Mr. Balbert founded the Company in 1980 and has served as the Company's Chairman of the Board, Chief Executive Officer and President since its inception.

                                  PROPOSAL II
                         APPROVAL OF THE PLAN AMENDMENT

INTRODUCTION

    The Option Plan was initially adopted by the Board of Directors and approved by the Company's stockholders in November 1996. The Option Plan was amended and restated in June 1998 upon the approval of the Board of Directors and the Company's stockholders. At a meeting of the Board of Directors on April 27, 2000, the Board of Directors unanimously voted to amend the Option Plan, subject to approval by the affirmative vote of a majority of the shares present or represented and entitled to vote at a duly called and held meeting of the stockholders of the Company, to increase the number of shares of Common Stock upon which the maximum number of shares available for issuance under the Option Plan is calculated from 1,770,000 shares to 2,770,000 shares. As amended by the Plan Amendment, the Option Plan (the "Amended Option Plan") would provide for the issuance of 2,770,000 shares of Common Stock, which amount will be increased as of each June 30 and December 31 by an additional number of shares of Common Stock equal to fifteen percent (15%) of the shares of stock issued by the Company in the previous six months. A copy of the Amended Option Plan is attached to this Proxy Statement as APPENDIX A.

    The Board of Directors believes that the Company's growth and long-term success depend in large part upon retaining and motivating key personnel and that this can be achieved in part through the design and implementation of effective compensation policies and practices. The Board of Directors also believes that stock options and other share-based incentive awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company, upon whose judgment, initiative and efforts the Company largely depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of the participants in the Amended Option Plan with those of the Company, thereby stimulating their efforts to promote the Company's future success and strengthen their desire to remain with the Company. The Board of Directors believes that the Amended Option Plan will help the Company accomplish these goals and will keep the Company's share-based incentive compensation competitive with that of its competitors.

    At the Annual Meeting, the stockholders of the Company will be asked to approve the Plan Amendment described above. Approval by the stockholders of the Company is required for the Amended Option Plan to qualify for favorable treatment under the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, stockholder approval is necessary for stock options relating to the additional shares of Common Stock issuable under the Amended Option Plan to qualify as incentive stock options under Section 422 of the Code.

VOTE REQUIRED FOR APPROVAL

    A quorum being present, the affirmative vote of a majority of the votes cast is necessary to approve the Plan Amendment.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PLAN AMENDMENT.

SUMMARY OF THE AMENDED OPTION PLAN

    The Amended Option Plan permits (i) the grant of incentive stock options under Section 422 of the Code ("Incentive Options"), (ii) the grant of non-qualified stock options ("Non-Qualified Options"), (iii) the issuance or sale of Common Stock with or without vesting or other restrictions ("Restricted Stock") or without restrictions ("Unrestricted Stock" and collectively with Restricted Stock, "Stock Grants"), (iv) the grant of Common Stock upon the attainment of specified performance goals ("Performance Share Awards"), (v) the grant of the right to receive cash dividends with the holders of the Common Stock as if the recipient held a specified number of shares of the Common Stock ("Dividend Equivalent Rights") and (vi) the grant of the right to receive the value of the excess of the fair market value of the Common Stock over the exercise price of such rights ("Stock Appreciation Rights" or "SARs"). These grants may be made to officers and other employees, directors, advisors, consultants and other key persons of the Company and its subsidiaries. In accordance with Section 162(m) of the Code, options with respect to no more than 150,000 shares of Common Stock may be granted to any one individual in any calendar year.

    The Option Plan currently provides for the issuance of 1,770,000 shares of Common Stock, which amount shall be increased as of each June 30 and December 31 by an additional number of shares of Common Stock equal to fifteen percent (15%) of the shares of stock issued by the Company in the previous six months. As of December 31, 1999, 2,321,105 shares of Common Stock were available under the Option Plan. Of the shares reserved for issuance under the Option Plan, (i) 1,611,500 shares were subject to outstanding options with a weighted average exercise price of $7.31 per share as of December 31, 1999 and
(ii) 300,000 shares were sold as restricted stock awards for an aggregate purchase price of $562,800 in November 1996.

    The Amended Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Amended Option Plan, the Compensation Committee has full power to determine from among the persons eligible for grants under the Amended Option Plan the individuals to whom grants will be made, the combination of grants to participants and the specific terms of each grant, including vesting.

    Incentive Options may be made only to officers or other full-time employees of the Company or its subsidiaries, including members of the Board of Directors who are also full-time employees of the Company or its subsidiaries. The Compensation Committee may delegate the power to grant options to non-executive employees to the Company's Chief Executive Officer. The exercise price of options granted under the Amended Option Plan is determined by the Compensation Committee. In the case of Incentive Options, the exercise price may not be less than 100% of the fair market value of the underlying shares on the date of grant. If any employee of the Company or any subsidiary owns (or is deemed to own) at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary, the option exercise price for Incentive Options granted to such employee may not be less than 110% of the fair market value of the underlying shares on that date. Non-Qualified Options may be granted at prices which are less than the fair market value of the underlying shares on the date granted. Options terminate ten years from the date of grant and may be exercised for specified periods subsequent to the termination of the optionee's employment or other service relationship with the Company. At the discretion of the Compensation Committee, any option may include a "reload" feature pursuant to which an optionee exercising an option receives in addition to the number of shares of Common Stock due on the exercise of such an option an additional option with an exercise price equal to the fair market value of the Common Stock on the date such additional option is granted.

    The Amended Option Plan also permits Stock Grants, Performance Share Awards, grants of Dividend Equivalent Rights and SARs. Stock Grants may be made to persons under the Amended Option Plan, subject to such conditions and restrictions as the Compensation Committee may determine. Prior to the vesting of shares, recipients of Stock Grants generally will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the Amended Option Plan or in any agreement. The Compensation Committee may also make Stock Grants in recognition of past services or other valid consideration, or in lieu of cash compensation. In the case of Performance Share Awards, the issuance of shares of Common Stock will occur only after the conditions and restrictions set forth in the grant agreement are satisfied. SARs may be granted in tandem with, or independently of, Incentive Options or Non-Qualified Options. The Compensation Committee may also grant Dividend Equivalent Rights in conjunction with any other grant made pursuant to the Amended Option Plan or as a free standing grant. Dividend Equivalent Rights may be paid currently or deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue further dividends. The Compensation Committee may, in its sole discretion, accelerate or extend the date or dates on which all or any particular award or awards granted under the Amended Option Plan may be exercised or vest. Generally, upon a dissolution, liquidation or sale of a majority of the outstanding voting stock or substantially all of the assets of the Company, 50% of all unvested options, SARs and other awards shall become vested as of the effective date of such transaction, except as the Compensation Committee may otherwise specify with respect to particular awards and except that 100% of unvested options held by directors vest in such circumstances. To the extent not fully vested and exercised, options granted under the Amended Option Plan terminate upon the dissolution, liquidation or sale of a majority of the outstanding voting stock or substantially all of the assets of the Company, except as the parties to any such transaction may otherwise agree in their discretion. Vesting of options which remain in effect following a change-in-control generally accelerates in the event the optionee's service relationship with the Company is terminated by the Company without cause or by the optionee for good reason within 18 months following the change-in-control.

CERTAIN TAX ASPECTS UNDER THE INTERNAL REVENUE CODE

    The following is a summary of the principal federal income tax consequences of transactions under the Amended Option Plan. It does not describe all federal tax consequences under the Amended Option Plan, nor does it describe state or local tax consequences. This description is qualified in its entirety by reference to the Code and the rules and regulations promulgated thereunder.

    INCENTIVE OPTIONS. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (2) the Company will be entitled to deduct such amount. Special rules will apply where the optionee is subject to Section 16(b) of the Exchange Act or where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

    If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or six months or one year in the case of termination of employment by reason of death or disability, respectively).

    NON-QUALIFIED OPTIONS. With respect to Non-Qualified Options under the Amended Option Plan, no income is realized by the optionee at the time the option is granted. Generally, (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where the optionee is subject to Section 16(b) of the Exchange Act or where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock.

    As a result of Section 162(m) of the Code, the Company's deduction for Non-Qualified Options and other awards under the Amended Option Plan may be limited to the extent that a "covered employee" (i.e., the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table of this proxy statement) receives compensation in excess of $1,000,000 in such taxable year.

OPTION PLAN BENEFITS

    No grants have been made with respect to the additional 1,000,000 shares of common stock reserved for issuance under the Amended Option Plan. The number of shares of common stock that may be granted to executive officers and non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Compensation Committee.

                               EXECUTIVE OFFICERS

    The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below as of December 31, 1999.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Elliot Balbert............................     54      Chairman of the Board, Chief Executive
                                                         Officer and President
Dennis R. Jolicoeur.......................     51      Chief Financial Officer, Treasurer,
                                                       Executive Vice President and Director
Gary P. DeMello...........................     45      Vice President of Operations
Jon J. Denis..............................     51      Vice President of Sales
Eve Dery Mendoza..........................     40      General Counsel and Corporate Secretary

    Mr. DeMello joined the Company in June 1992 and has been Vice President of Operations since that time. Prior to joining the Company, Mr. DeMello was the Director of Purchasing for Tree of Life, Inc.

    Mr. Denis joined the Company as Vice President of Sales in August 1997. Prior to the joining the Company, Mr. Denis served as Vice President of Sales at Conair Inc., a personal care and appliance products company, for 15 years, preceded by eight years in various sales positions at Revlon, Inc.

    Ms. Mendoza joined the Company in January 1999. Prior to joining the Company, from September 1997 until November 1998, Ms. Mendoza served as General Counsel and Corporate Secretary for Pharmanex, Inc. a nutritional supplement company that was sold to Nu Skin Enterprises in October 1998. Before joining Pharmanex, Ms Mendoza worked as a business law attorney in private practice, as in-house Counsel for City National Bank, and Associate Counsel for Glendale Federal Bank.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held seven meetings during 1999. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of Committees of the Board of Directors on which he served during 1999. The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual operating results, considers the adequacy of the internal accounting procedures, and considers the effect of such procedures on the accountants' independence. The Audit Committee consists of Messrs. Kahn and McLane and held three meetings during 1999. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Option Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Compensation Committee consists of Messrs. Kahn, McLane, Kitchin and DeConcini and held five meetings during 1999. The Board of Directors of the Company has not established a nominating or similar committee.

    During 1999, the Company granted to Mr. DeConcini options to purchase 15,000 shares of common stock, of which 5,000 shares will be vested as of May 31, 2000 and the remainder will vest quarterly over the following two years; to Mr. Kitchin options to purchase 5,000 shares of common stock, all of which will be vested as of May 31, 2000; to Mr. Kahn options to purchase 40,000 shares, of which 10,000 shares were immediately exercisable, 10,000 shares will be vested as of May 31, 2000 and the remainder will vest quarterly over the two years thereafter; and to Mr. McLane options to purchase 20,000 shares of common stock, of which 10,000 were immediately exercisable and 10,000 shares will be vested as of May 31, 2000. Directors receive such compensation for their services as the Board of Directors may, from time to time, determine. Further, each Director is reimbursed for reasonable travel and other expenses incurred in attending meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") who earned in excess of $100,000 during each of the fiscal years ended December 31, 1999 and December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                ANNUAL            ------------
                                                             COMPENSATION          SECURITIES     ALL OTHER
                                                       ------------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR     SALARY ($)    BONUS ($)    OPTIONS (#)       ($)(1)
---------------------------                 --------   -----------   ----------   ------------   ------------
Elliott Balbert, .........................    1999       600,000       316,470                      36,225
  Chairman, Chief Executive Officer and       1998       600,000       400,000                      35,834
  President
Dennis R. Jolicoeur, .....................    1999       250,000       119,392
  Chief Financial Officer                     1998       250,000       139,922
Gary P. DeMello, .........................    1999       175,000       114,392        20,000
  Vice President of Operations                1998       125,000        86,575       100,000
Jon J. Denis, ............................    1999       300,000       129,392        20,000         6,000
  Vice President of Sales                     1998       270,000        85,244       100,000
Cheryl R. Richitt, .......................    1999       175,000       114,392
  Vice President of Corporate Development*    1998       150,000        86,575

------------------------

 *  Ms. Richitt resigned from the Company in March 2000.

(1) In 1999, Mr. Balbert received $32,325 in life insurance benefits and $3,900 in benefits for the use of a Company car; in 1998, Mr. Balbert received $32,172 in life insurance benefits $3,662 in benefits for the use of a Company car. In 1998, Mr. Denis received a car allowance of $6,000.

OPTION GRANTS

    The following table sets forth certain information concerning the individual grant of options to purchase Common Stock to the Named Executive Officers of the Company who received such grants during 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                    ----------------------------------------------------         VALUE AT
                                    NUMBER OF       PERCENT                                   ASSUMED ANNUAL
                                    SECURITIES      OF TOTAL                               RATES OF STOCK PRICE
                                    UNDERLYING      OPTIONS       EXERCISE                   APPRECIATION FOR
                                     OPTIONS        GRANTED        OR BASE                    OPTION TERM(3)
                                     GRANTED      TO EMPLOYEES    PRICE PER   EXPIRATION   ---------------------
NAME                                  (#)(1)     IN FISCAL YEAR   ($/SH)(2)      DATE       5% ($)      10% ($)
----                                ----------   --------------   ---------   ----------   ---------   ---------
Gary P. DeMello(4)................    20,000            2.4%        6.03        4/28/09     75,845      192,205
Jon J. Denis(4)...................    20,000            2.4%        6.03        4/28/09     75,845      192,205

------------------------

(1) Vesting of options is subject to the continuation of each employee's service relationship with the Company. The options terminate ten years after the grant date, subject to earlier termination in accordance with the Option Plan and the applicable option agreement.

(2) The exercise price equals the fair market value of the stock as of the grant date as determined by the Board of Directors.

(3) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect nontransferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

(4) 1,667 shares vest quarterly for three years commencing July 28, 1999.

    OPTION EXERCISES AND OPTION VALUES. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers of the Company who held such options at December 31, 1999. None of the Named Executive Officers of the Company exercised any stock options during 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                         OPTIONS AT                IN-THE-MONEY OPTIONS
                                                  DECEMBER 31, 1999 (#)(1)      AT DECEMBER 31, 1999 ($)(1)
                                                 ---------------------------   -----------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                             -----------   -------------   ------------   --------------
Gary P. DeMello(2).............................    108,334        111,666         438,859          93,041
Jon J. Denis(3)................................     94,934        125,066         329,574         179,826
Cheryl Richitt(4)..............................    127,250         43,750         639,500         214,375

------------------------

(1) Based on the last reported sale price on the Nasdaq National Market on December 31, 1999 of $7.00 less the option exercise price.

(2) 5,000 shares will vest on January 1, 2000 and every three months thereafter until July 1, 2000; 20,000 shares vested or will vest on April 8, 2000 and every year thereafter until April 8, 2003; and 1,666 shares vested or will vest on January 28, 2000 and every three months thereafter until April 28, 2002.

(3) 33,400 shares will vest on August 11, 2000; 25,000 shares will vest on October 26, 2000 and every year thereafter until October 26, 2002; and 1,666 shares vested or will vest on January 28, 2000 and every three months thereafter until April 28, 2002.

(4) Ms. Richitt resigned from the Company in March 2000. 133,750 shares were vested at the time of her resignation and the remainder expired unvested.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    In November 1996, the Company sold 300,000 shares of restricted stock to Mr. Dennis Jolicoeur under the Option Plan for an aggregate purchase price of $562,800. Also in November 1996, the Company loaned Mr. Jolicoeur $562,500 and agreed to pay Mr. Jolicoeur annual bonuses equal to the amount of interest on the loan (computed at a rate of 6.6% per annum). The loan to Mr. Jolicoeur matures in November 2004, is required to be prepaid to the extent of the after-tax net proceeds from the sale of the restricted stock as such restricted stock is sold, and is secured by a pledge of the restricted stock, with recourse to Mr. Jolicoeur's personal assets limited to 25% of the principal and accrued and unpaid interest thereon. The loan balance at December 31, 1999 was $555,063.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board consists of Dennis DeConcini, Norman Kahn, Kraig Kitchin and P. Andrews McLane.

    The Compensation Committee establishes salaries, incentives and other forms of compensation for officers of the Company and administers the incentive compensation and benefit plans of the Company. These plans include the Option Plan and the Company's 1998 Employee Stock Purchase Plan. The members of the Compensation Committee have prepared the following report on the Company's executive compensation policies and philosophy for current and future compensation.

GENERAL

    Compensation packages generally include base salary, performance based bonuses, executive benefits, and stock options. The salary and bonus components of the compensation of the Company's executive officers, including the Named Executive Officers, are designed to work together to fulfill a number of compensation objectives including: attracting and retaining well qualified executive officers who will enhance the performance of the Company; rewarding management for the attainment of short and long-term objectives; aligning the interests of management with those of the Company's stockholders; and relating executive compensation to the Company's financial performance and the achievement of corporate goals.

    The Compensation Committee believes that tenure and the level of responsibility assumed by individual executives should be reflected in the establishment of base salary amounts. Base salaries should also be competitive and the Compensation Committee has attempted to set the base salaries of its executive officers to be competitive within the nutritional supplement industry and other consumer products companies that would be seeking executives with similar experience to that of the Company's executive officers.

    Additionally the Compensation Committee believes that performance-based incentives that align the goals of individual executives with those of the Company and its shareholders is of key importance. Accordingly, a material portion of each executive officers' compensation is tied to a bonus compensation program that is related to the overall financial performance of the Company.

    In reviewing the incentive compensation of the Company's executives for 1999, the Compensation Committee took into consideration a number of achievements. These included record corporate revenues and earnings, the increasing penetration of the Natrol brand into both the mass market and health channels of distribution, the successful integration of two acquisitions completed during the prior year and the completion of the acquisition of Prolab Nutrition, Inc. which enhanced the Company's ability to market sports nutrition products.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Compensation Committee determined the 1999 base salary of Elliott Balbert, the Company's Chief Executive Officer, based on several factors, including Mr. Balbert's leadership, industry knowledge and experience, the Company's history of sustained growth under his leadership, and the company's historical practices and internal salary structures. The Compensation Committee also reviewed compensation of other CEOs in the nutritional supplements industry and other similarly situated companies.

    To establish Mr. Balbert's 1999 bonus compensation, the Compensation Committee generally looked at the same principal factors used to establish the bonus compensation of the Company's other executive officers, taking into particular consideration the Company's financial performance as it relates to absolute corporate earnings growth and the growth in earnings per share.
Mr. Balbert was not
granted stock options in 1999 in light of his existing stock ownership in the Company. Mr. Balbert's bonus compensation for 2000, as well as the bonus compensation for the Named Executive Officers, will be tied to a number of specific goals which are heavily weighted by the financial performance of the Company.

STOCK OPTIONS

    Each corporate officer, other than the Chief Executive Officer, is the holder of options or stock that vest over time. Such options are intended to increase executive officers' equity interests in the Company, providing executives with the opportunity to share in the future value they are responsible for creating as well as to directly align the interests of the Company's executive officers with those of the shareholders.

    In summary, the Compensation Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the nutritional supplement industry. The Compensation Committee recognizes its responsibility to the Company's stockholders to increase the value of the Company's Common Stock and intends to continue to review, establish and implement compensation policies that are consistent with competitive practices, are based on the Company's and the executives' performance and permit the Company to attract, motivate and retain executives who will the Company and build corporate and shareholder value.

    Members of the Compensation Committee:

                                          Dennis DeConcini
                                          Kraig Kitchin
                                          Norman Kahn
                                          P. Andrews McLane

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Since 1997, all executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Option Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The current members of the Compensation Committee are Messrs. DeConcini, Kitchin, Kahn and McLane, none of whom is an employee of the Company.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Standard & Poor Small Cap 600 Market Index, the Standard & Poor 500 index, the Russell 2000 Small Cap index, and a peer group of companies for the period commencing July 1998 and ended December 1999. Available market indexes include few, if any, of the Company's competitors. As such, the Company created a peer group index which consists of the publicly traded stocks of 18 companies in the nutritional supplement business. The peer group includes Celestial Seasonings (CTEA), Chattem, Inc. (CHTT), Herbalife International (HERBA), Hauser, Inc. (HAUS), IVC Industries (IVCO), Natural Alternatives
(NAII), Natures Sunshine (NATR), NBTY, Inc. (NBTY), Nutraceutical, Inc. (NUTR), Pharmaprint, Inc. (PPRT), Pure World, Inc. (PPRT), Rexall Sundown (RXSD), Twinlab Corp. (TWLB), United Natural Foods, Inc. (UNFI), Usana, Inc. (USNA), Weider Nutrition (WNI), Whole Foods Markets (WFMI) and Wild Oats Markets (OATS). The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Industry Index on July 22, 1998, the date of the Company's initial public offering, and the reinvestment of all dividends.

                                                              JULY 22, 98   DEC 31, 98   DEC 31, 99
                                                              -----------   ----------   ----------
Natrol......................................................    $100.00       $ 66.67      $ 42.43
S&P 500.....................................................    $100.00       $110.41      $133.64
S&P Smallcap 600............................................    $100.00       $ 67.69      $113.21
Russell 2000................................................    $100.00       $ 94.16      $114.18
Peer Group..................................................    $100.00       $ 67.69      $ 53.87

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth certain information regarding beneficial ownership of Common Stock as of May 1, 2000 based on representations to the Company by each director and Named Executive Officer. The table also sets forth certain information regarding the ownership of Common Stock by each person or "group" (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                            SHARES BENEFICIALLY
                                                                   OWNED
                                                            --------------------
NAME OF BENEFICIAL OWNER(1)                                  NUMBER     PERCENT
---------------------------                                 ---------   --------
Elliott Balbert(2)........................................  6,029,500     44.7%
TA Associates Group(3)....................................  2,160,000     16.0%
T. Rowe Price Associates, Inc.(4).........................  1,000,000      7.4%
Dennis R. Jolicoeur(5)....................................    296,292      2.2%
Cheryl R. Richitt(6)......................................    158,119      1.2%
Gary P. DeMello(7)........................................    150,737      1.1%
Jon J. Denis(8)...........................................     99,933        *
Eve Dery Mendoza(9).......................................      5,375        *
Norman Kahn(10)...........................................    175,000      1.3%
P. Andrews McLane(11).....................................     23,686        *
Kraig Kitchin(12).........................................     25,000        *
Dennis DeConcini(13)......................................      5,000        *
All executive officers and directors as a group
  (nine persons)(14)......................................  6,810,523     50.4%

------------------------

   * Less than 1%.

 (1) The address of the TA Associates Group is High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110-2720. The address of Mr. McLane is c/o TA Associates, Inc., High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110-2720. The address of T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. The address of all other listed stockholders is c/o Natrol, Inc., 21411 Prairie Street, Chatsworth, CA 91311.

 (2) Includes 6,029,500 shares owned by the Balbert Family Trust, a revocable trust of which Mr. Balbert and his wife, Cheryl Balbert, are trustees and of which Mr. and Mrs. Balbert and other members of their family are the beneficiaries. Also includes 125,000 shares of Common Stock owned by Mr. Balbert's daughter, of which Mr. Balbert disclaims beneficial ownership.

 (3) Includes (i) 1,368,000 shares of Common Stock owned by Advent VII L.P.,
     (ii) 630,000 shares of Common Stock owned by Advent Atlantic and Pacific III L.P., (iii) 136,800 shares of Common Stock owned by Advent New York L.P., and (iv) 25,200 shares of Common Stock owned by TA Venture Investors L.P. Advent VII L.P., Advent Atlantic and Pacific III L.P., Advent New York L.P., and TA Venture Investors L.P. are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of Advent VII L.P. is TA Associates VII L.P. The general partner of Advent Atlantic and Pacific III L.P. is TA Associates AAP III Partners L.P. The general partner of Advent New York L.P. is TA Associates VI L.P. The general partner of each of TA Associates VII, L.P., TA Associates VI L.P. and TA Associates AAP III Partners, L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercise sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors L.P.; individually, no stockholder director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. (including
     Mr. McLane, a director of the Company) comprise the general partners of TA Venture Investors L.P. In such capacity, Mr. McLane may be deemed to share voting and investment power with respect to the 25,200 shares held of record by TA Venture Investors L.P. Mr. McLane disclaims beneficial ownership of all shares, except as to shares held by TA Venture Investors L.P., as to which he holds a pecuniary interest. See Note 11.

 (4) Based solely on a Schedule 13G filed on behalf of T. Rowe Price
     Associates, Inc. ("T. Rowe Price") with the Securities and Exchange Commission on February 14, 2000. According to T. Rowe Price, these securities are owned by various individual and institutional investors of which T. Rowe Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price may be deemed to be a beneficial owner of such securities; however,
     T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (5) Constitutes 792 shares of unrestricted stock and 295,500 shares of restricted stock held by Mr. Jolicoeur, of which 235,500 shares will be vested within 60 days of May 1, 2000 and 15,000 additional shares vest each calendar quarter thereafter, subject to repurchase upon termination of Mr. Jolicoeur's employment with the Company and in the event of a sale of a majority of the voting stock or substantially all of the assets of the Company. See "Certain Transactions."

 (6) Constitutes 24,614 shares of stock owned by Ms. Richitt and 133,500 shares of Common Stock which may be purchased upon the exercise of stock options.

 (7) Constitutes 2,404 shares of Common Stock owned by Mr. DeMello and 148,333 shares of Common Stock which may be purchased within 60 days of May 1, 2000 upon the exercise of stock options. Excludes 71,667 shares of Common Stock which may be acquired pursuant to unvested stock options, of which 11,667 vest in quarterly installments through April 2002 and 60,000 vest in annual installments through April 2003.

 (8) Constitutes 99,933 shares of Common Stock which may be purchased within 60 days of May 1, 2000 upon the exercise of stock options. Excludes 120,067 shares of Common which may be acquired pursuant to unvested stock options, of which 33,400 shares vest in August, 2000, 75,000 shares vest in annual installments through October 2002, and 11,667 shares vest in Quarterly installments through April, 2002.

 (9) Constitutes 5,375 shares of Common Stock which may be acquired within 60 days of May 1, 2000 upon the exercise of stock options. Excludes 21,625 shares of Common which may be acquired pursuant to unvested stock options.

(10) Includes 175,000 shares held by The Kahn & Filles Limited Partnership, a limited partnership of which Mr. Kahn's children are limited partners and of which Mr. Kahn is indirectly the general partner.

(11) Constitutes 3,686 shares of Common Stock beneficially owned by Mr. McLane through TA Venture Investors Limited Partnership, all of which shares are included in the 2,160,000 shares described in footnote (3) above. Does not include any shares beneficially owned by Advent VII L.P., Advent Atlantic and Pacific III L.P. or Advent New York L.P., of which Mr. McLane disclaims beneficial ownership. It also includes 20,000 shares of Common Stock which may be purchased by Mr. McLane within 60 days of May 1, 2000 upon the exercise of stock options.

(12) Constitutes 20,000 shares Common Stock owned by Mr. Kitchin and 5,000 shares of Common Stock which may be purchased by Mr. Kitchin within 60 days of May 1, 2000 upon the exercise of stock options.

(13) Constitutes and 5,000 shares of Common Stock which may be purchased by Mr. DeConcini within 60 days of May 1, 2000 upon the exercise of stock options.

(14) Does not include Cheryl Richitt who resigned from the Company in March 2000.

                                  MARKET VALUE

    On December 31, 1999, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $7.00.

                            EXPENSES OF SOLICITATION

    The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

                    SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                    YEAR 2001 ANNUAL MEETING OF STOCKHOLDERS

    Stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 intended to be presented at the Company's 2001 annual meeting of stockholders must be received by the Company on or before January 12, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. Any stockholder proposals intended to be presented at the Company's 2001 annual meeting of stockholders, other than a stockholder proposal submitted for inclusion in the Company's Proxy Statement as described above, must be received in writing by the Company at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting together with all supporting documentation required by the Company's By-laws. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than the later of (i) the 15th day after the date of public announcement of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority. Any such proposal should be mailed to: Secretary, Natrol, Inc., 21411 Prairie Street, Chatsworth, California 91311.

                            INDEPENDENT ACCOUNTANTS

    The Company has selected Ernst & Young LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2000. The firm of Ernst & Young LLP has served as the Company's independent public accountants since July, 1995. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 1999, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them other than a Form 3 for each of Messrs. Kitchin and DeConcini, each of which was inadvertently filed late after their appointment to the Board of Directors in December 1999.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the discretion of the proxy holders.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Eve Dery Mendoza
                                          SECRETARY

Chatsworth, California
May 16, 2000

                                                                      APPENDIX A

                                  NATROL, INC.
             AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

    The name of the plan is the Natrol, Inc. Amended and Restated 1996 Stock Option and Grant Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants, advisors, and other key persons of Natrol, Inc. (the "Company") and its Subsidiaries (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The following terms shall be defined as set forth below:

    "ACT" means the Securities Exchange Act of 1934, as amended.

    "AWARD" or "AWARDS," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

    "BOARD" means the Board of Directors of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

    "COMMITTEE" has the meanings specified in Section 2.

    "DIVIDEND EQUIVALENT RIGHT" means Awards granted pursuant to Section 10.

    "EFFECTIVE DATE" means the date on which the Plan is approved by stockholders as set forth in Section 16.

    "FAIR MARKET VALUE" of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported; or (iii) if the Stock is not publicly traded on a securities exchange or traded in the over-the-counter market or, if traded or quoted, there are no transactions or quotations within the last ten trading days or trading has been halted for extraordinary reasons, the Fair Market Value on any given date shall be determined in good faith by the Committee with reference to the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations. Notwithstanding the foregoing, the Fair Market Value of the Stock on the first day of the Company's Initial Public Offering shall be the initial public price as set forth in the final prospectus for such Initial Public Offering.

    "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

    "INDEPENDENT DIRECTOR" means a member of the Board who is neither an employee or officer of the Company or any Subsidiary.

    "INITIAL PUBLIC OFFERING" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Stock to the public.

    "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

    "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

    "PERFORMANCE SHARE AWARD" means any Award granted pursuant to Section 9.

    "RESTRICTED STOCK AWARD" means any Award granted pursuant to Section 7.

    "STOCK" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

    "STOCK APPRECIATION RIGHTS" means any Award granted pursuant to Section 6.

    "SUBSIDIARY" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

    "UNRESTRICTED STOCK AWARD" means any Award granted pursuant to Section 8.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

    (a) COMMITTEE. The Plan shall be administered by the Board of Directors of the Company, or at the discretion of the Board, by a committee of the Board comprised, except as contemplated by Section 2(c), of not less than two Independent Directors. All references herein to the Committee shall deemed to refer to the entity then responsible for administration of this Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

    (b) POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

        (i) to select the officers, employees, Independent Directors, consultants and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

        (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

       (iii) to determine the number of shares of Stock to be covered by any Award;

        (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

        (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

        (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

       (vii) subject to the provisions of Section 5(a)(iii), to extend at any time the period in which Stock Options may be exercised;

      (viii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

        (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

    All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

    (c) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Board, in its discretion, may appoint the Chief Executive Officer of the Company as a one-person Committee in addition to the Committee contemplated by Section 2(a) having authority (co-extensive with such other Committee) to grant Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

    (a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be such aggregate number of shares of Stock as does not exceed the sum of (i) 2,770,000 shares; plus (ii) as of each June 30 and December 31 after June 30, 1998, an additional positive number equal to fifteen percent (15%) of the shares of Stock issued by the Company during the six-month period then ended; provided, however, that the maximum number of shares of Stock for which Incentive Stock Options may be granted under the Plan shall not exceed 2,770,000 shares. For purposes of the foregoing limitations, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option, if any, shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan.

    (b) RECAPITALIZATIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock as a class are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company or any successor company, or additional shares or new or different shares or other securities of the Company or any successor Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual participant,
(iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options, Stock Appreciation Rights or other Awards under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options, Stock Appreciation Rights or other Awards remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

    (c) MERGERS AND OTHER TRANSACTIONS. In the case of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity,
(iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, a "Transaction"), 50% of all unvested Options, Stock Appreciation Rights and other Awards which are not vested as of the effective date of such Transaction (or 100% in the case of Options or other Awards held by non-employee Directors) shall become vested as of such effective date, except as the Committee may otherwise specify with respect to particular Awards. Upon the effectiveness of the Transaction, the Plan and all outstanding Options, Stock Appreciation Rights and other Awards granted hereunder shall terminate, unless provision is made in connection with the Transaction for the assumption of Awards, the continuation of Awards by the Company as survivor or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each grantee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination all outstanding Options, Stock Appreciation Rights and other Awards held by such grantee which are then exercisable or become exercisable upon the effectiveness of the Transaction. Notwithstanding anything herein to the contrary, in the event that provision is made in connection with the Transaction for the assumption or continuation of Awards, or the substitution of such Awards with new Awards of the successor entity or parent thereof, then, except as the Committee may otherwise determine with respect to particular Awards, any Award so assumed or continued or substituted therefor shall be deemed vested and exercisable in full upon the date on which the grantee's employment or service relationship with the Company and its subsidiaries or successor entity terminates if such termination occurs
(i) within eighteen (18) months after such Transaction and (ii) such termination is by the Company or its Subsidiaries or successor entity without Cause (as defined below) or by the grantee for Good Reason (as defined below), subject, however, to the following sentence. Notwithstanding the foregoing, in the event that the Company receives written advice from its independent public accountants in connection with any Transaction to the effect that vesting of any Award under the circumstances contemplated by the preceding sentence would preclude or otherwise adversely affect the ability of the Company or any other party to such Transaction to account for the same as a "pooling of interests" within the meaning of APB No. 16 (or any successor provision), which Transaction would otherwise qualify for such accounting treatment, then vesting of such Awards shall not accelerate on a subsequent termination of grantee's employment or service relationship within 18 months following such Transaction as contemplated by the preceding sentence. For purposes of this Section 3(c), the term "Cause" means a vote of the Board of Directors of the Company or the successor entity, as the case may be, resolving that the grantee should be dismissed as a result of (i) any material breach by the grantee of any agreement to which the grantee and the Company are parties,
(ii) any act (other than retirement) or omission to act by the grantee which would reasonably be likely to have a material adverse effect on the business of the Company or its subsidiaries or successor entity, as the case may be, or on the grantee's ability to perform services for the Company or its subsidiaries or successor entity, as the case may be, including, without limitation, the conviction of any crime (other than ordinary traffic violations), or (iii) any material misconduct or willful and deliberate non-performance of duties by the grantee in connection with the business or affairs of the Company or its subsidiaries or successor entity, as the case may be; and the term "Good Reason" means the occurrence of any of the following events: (A) a substantial adverse change in the nature or scope of the grantee's responsibilities, authorities, title, powers, functions, or duties; (B) a reduction in the grantee's annual base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees; or (C) the relocation of the offices at which the grantee is principally employed to a location more than fifty (50) miles from such offices.

    (d) SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under this Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

    Participants in the Plan will be such officers and other employees, Independent Directors, consultants, advisors and other key persons (including prospective employees) of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

SECTION 5.  STOCK OPTIONS

    Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

    Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. Non-Qualified Stock Options may be granted to officers, employees, Independent Directors, advisors, consultants and other key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

    No Incentive Stock Option shall be granted under the Plan after November 5, 2006.

    (a) TERMS OF STOCK OPTIONS. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

        (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

        (ii) GRANT OF DISCOUNT OPTIONS IN LIEU OF CASH COMPENSATION. Upon the request of a participant and with the consent of the Committee granted in its sole discretion, such participant may elect each calendar year to receive a Non-Qualified Stock Option in lieu of any cash bonus or other compensation to which he may become entitled during the following calendar year, but only if such participant makes an irrevocable election to waive receipt of all or a portion of such cash compensation. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days (or such shorter period permitted by the Committee) preceding January 1 of the calendar year for which the cash compensation would otherwise be paid. A Non-Qualified Stock Option shall be granted to each participant who made such an irrevocable election on the date the waived cash compensation would otherwise be paid. The exercise price per share shall be determined by the Committee. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash compensation by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per share of the Stock Option. The Stock Option shall be granted for a whole number of shares so determined; the value of any fractional share shall be paid in cash.

       (iii) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

        (iv) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash compensation shall be exercisable in full as of the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (v) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods; provided, however, that the methods set forth in subsections (B) and (C) below shall become available only after the closing of the Initial Public Offering:

           (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

           (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been held by the optionee for at least six months, and are not then subject to restrictions under any Company plan, if permitted by the Committee in its discretion; such surrendered shares shall be valued at Fair Market Value on the exercise date;

           (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

           (D) By the optionee delivering to the Company a promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note.

    Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of stock through the attestation method described in Section 5(a)(v)(B), the shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

        (vi) TERMINATION. Unless otherwise provided in the option agreement or determined by the Committee, upon the optionee's termination of employment (or other business relationship) with the Company and its Subsidiaries, the optionee's rights in his Stock Options shall automatically terminate.

       (vii) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

    (b) RELOAD OPTIONS. At the discretion of the Committee, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(v)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

    (c) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners; provided, however, that the transferee agrees in writing to be bound by the terms and conditions of this Plan and the applicable Option Agreement.

SECTION 6.  STOCK APPRECIATION RIGHTS.

    (a) NATURE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price per Stock Appreciation Right set by the Committee at the time of grant, which price shall determined by the Committee in its sole discretion (or over the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

    (b) GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

    A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

    (c) TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

        (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

        (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

SECTION 7.  RESTRICTED STOCK AWARDS

    (a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

    (b) RIGHTS AS A STOCKHOLDER. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below.

    (c) RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, or upon such other events as may be stated in the instrument evidencing the Restricted Stock Award, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant restricted stock agreement, to repurchase same or all of the shares of Stock subject to the Award at such purchase price as shall be set forth in such instrument.

    (d) VESTING OF RESTRICTED STOCK. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

    (e) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8.  UNRESTRICTED STOCK AWARDS

    (a) GRANT OR SALE OF UNRESTRICTED STOCK. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any participant, pursuant to which such participant may receive shares of Stock free of any vesting restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

    (b) ELECTIONS TO RECEIVE UNRESTRICTED STOCK IN LIEU OF COMPENSATION. Upon the request of a participant and with the consent of the Committee, each such participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such participant in the form of shares of Unrestricted Stock either currently or on a deferred basis.

    (c) RESTRICTIONS ON TRANSFERS. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.  PERFORMANCE SHARE AWARDS

    (a) NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

    (b) RESTRICTIONS ON TRANSFER. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

    (c) RIGHTS AS A SHAREHOLDER. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

    (d) TERMINATION. Except as may otherwise be provided by the Committee at any time, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or business relationship) with the Company and its Subsidiaries for any reason.

    (e) ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 10.  DIVIDEND EQUIVALENT RIGHTS

    (a) DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

    (b) INTEREST EQUIVALENTS. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 11.  TAX WITHHOLDING

    (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

    (b) PAYMENT IN STOCK. Subject to approval by the Committee, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or
(iii) in a combination of (i) and (ii).

SECTION 12.  TRANSFER, LEAVE OF ABSENCE, ETC.

    For purposes of the Plan, the following events shall not be deemed a termination of employment:

           (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

           (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13.  AMENDMENTS AND TERMINATION.

    The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's written consent. If and to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders who are eligible to vote at a meeting of stockholders.

SECTION 14.  STATUS OF PLAN

    With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.  GENERAL PROVISIONS

    (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

    No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

    (b) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

    (c) TRADING POLICY RESTRICTIONS. Stock Option and Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the Company's insider trading policy, as in effect from time to time.

SECTION 16.  EFFECTIVE DATE OF PLAN

    This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. This Plan amends in certain respects and integrates and supersedes versions of the Plan as heretofore in effect.

SECTION 17.  GOVERNING LAW

    This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.

Adopted and Effective:       June 18, 1998
Amended:                     April 27, 2000

                                   PROXY CARD

                                  NATROL, INC.

            PROXY SOLICITED BY THE BOARD OF DIRECTORS OF NATROL, INC.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 13, 2000


        The undersigned hereby constitutes and appoints Elliott Balbert and Eve Dery Mendoza, or either of them, as Proxies each with full power of substitution, and hereby authorizes each of them to represent and to vote all shares of Common Stock of Natrol, Inc. (the "Company") held of record by the undersigned as of the close of business on Monday, May 1, 2000, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Chatsworth Hotel, 9777 Topanga Boulevard, Chatsworth, California at 9:00 a.m., local time on Tuesday, June 13, 2000, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THIS ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN IN PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

        The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

                   PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

----------------                                                ----------------
SEE REVERSE SIDE                                                SEE REVERSE SIDE
----------------                                                ----------------





      / /         PLEASE MARK
                  VOTE AS IN
                  THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS OF THE COMPANY.

1. Election of P. Andrews McLane, Kraig Kitchin and Dennis Griffin as Class II Directors to hold office for three-year terms until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

                           FOR                       WITHHELD
                           / /                         / /




                           -------------------------------
        / /                For all nominees except as noted above

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN AMENDMENT.

2. To approve an amendment to the Company's Amended and Restated 1996 Stock Option and Grant Plan.

                FOR               WITHHELD               ABSTAIN
                / /                 / /                     / /




3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING                / /


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              / /



Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person stating his or her title or authority.

PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.

Signature: _______________________________         Date:________________________

Signature: _______________________________         Date:________________________